UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 2006

OSI SYSTEMS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

CALIFORNIA	000-23125	330238801
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

12525 CHADRON AVENUE

HAWTHORNE, CA 90250

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 978-0516

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

For several years we have maintained a credit agreement with Bank of the West. Since May 2005, the agreement has provided us with a $50 million senior revolving line of credit, including a letter-of-credit facility and a foreign exchange facility, which were secured by substantially all of our U.S. assets, the assets of our U.S. subsidiaries and certain of our stock ownership in two significant foreign subsidiaries. In order to provide our majority-owned Spacelabs Healthcare, Inc. subsidiary with a separate line of credit, we have bifurcated our arrangement with Bank of the West in the following way:

a. OSI Systems $35 Million Facility. On July 18, 2006, we entered into a Third Amended and Restated Credit Agreement with Bank of the West. As amended, the agreement provides for a $35 million senior revolving line of credit, including a letter-of-credit and foreign exchange facility, each of which are secured by substantially all of our U.S. assets (including 80% of our stock ownership in Spacelabs Healthcare) and the assets of the U.S. subsidiaries of our Security and Optoelectronics and Manufacturing divisions. Interest on the revolving loans is based, at our option, on either the bank’s prime rate plus up to 0.5% (based on our financial performance), or on the British Bankers Association Interest Settlement Rate for deposits in U.S. dollars plus up to 2.5% (based on our financial performance). We have made customary representations, warranties and covenants in the Third Amended and Restated Credit Agreement, including certain financial covenants, such as maintaining a specified tangible net worth; ratio of total liabilities to effective tangible net worth; ratio of earnings before interest and taxes to interest paid in cash; avoiding a pre-tax loss greater than $9.5 million; and capital expenditure limitations, among others. The agreement expires on July 18, 2009.

b. Spacelabs Healthcare $10 Million Facility and $27.4 Million Loan. On July 18, 2006, Spacelabs Healthcare entered into a Credit Agreement with Bank of the West. The agreement provides for a $10 million senior revolving line of credit, including a letter-of-credit and foreign exchange facility, and a $27.4 million loan to fund the purchase of the Del Mar Reynolds cardiology division of Ferraris Group PLC, a company registered in England and Wales. The Credit Agreement is secured by substantially all of the assets of the U.S. subsidiaries of our Healthcare division. Interest on the revolving loans is based, at our option, on either the bank’s prime rate, plus up to 0.5% (based on Spacelabs Healthcare’s financial performance), or on the British Bankers Association Interest Settlement Rate for deposits in U.S. dollars plus up to 2.5% (based on Spacelabs Healthcare’s financial performance). Spacelabs Healthcare has made customary representations, warranties and covenants in the Credit Agreement, including certain financial covenants such as maintaining a specified tangible net worth; ratio of current assets to current liabilities; ratio of earnings before interest, taxes, depreciation and amortization less non-financed capital expenditures and dividends paid or declared to interest paid plus the current portion of long-term debt and capitalized lease obligations; and ratio of indebtedness to earnings before interest taxes depreciation and amortization, among others. The agreement expires on July 18, 2009.

For additional information regarding the acquisition of the Del Mar Reynolds division by Spacelabs Healthcare, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2006, in which we announced Spacelabs Healthcare’s entry into an acquisition agreement, and the fact that Spacelabs Healthcare intends to finance the proposed acquisition, in part, with a senior credit facility to be established prior to the closing.

The credit agreements summarized above are set forth in their entirety as exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	Third Amended and Restated Credit Agreement, dated July 18, 2006, between Bank of the West and OSI Systems, Inc.

Exhibit 10.2:	Credit Agreement, dated July 18, 2006, between Bank of the West and Spacelabs Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI SYSTEMS, INC.
Date: July 24, 2006

	By:	/s/ Anuj Wadhawan
Anuj Wadhawan
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1:	Third Amended and Restated Credit Agreement, dated July 18, 2006, between Bank of the West and OSI Systems, Inc.

Exhibit 10.2:	Credit Agreement, dated July 18, 2006, between Bank of the West and Spacelabs Healthcare, Inc.